© comScore, Inc. Proprietary. 1 Investor Update May 31, 2017

© comScore, Inc. Proprietary. 2 During this presentation, we make certain forward-looking statements concerning plans and expectations for comScore, Inc. We caution you that these forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. See the risk factors contained in comScore’s previously filed Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10- Q for the three months ended September 30, 2015 and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s web site (http://www.sec.gov) for risks and uncertainties which could cause actual results to differ materially from current expectations. Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this presentation, or to reflect the occurrence of unanticipated events. Cautionary Statement

© comScore, Inc. Proprietary. 3 The presentation contains information regarding "cash flow from recurring business operations", a non-GAAP financial measure not determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The presentation of this non-GAAP measure is not intended to be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measure used by other companies. Rather, the information, as well as the impact of other sources and uses of cash, is included in order to provide investors with an understanding of the estimated cash flows over certain of the periods covered by the Company’s pending re-audit. The components of cash flow information included herein are estimates, and are subject to change as the Company completes the pending re-audit process. While the information relates to prior periods, due to the ongoing restatement and re- audit process it nevertheless represents estimates and expectations rather than final amounts. Given the uncertainties and assumptions discussed herein with respect to the financial re-audit process, our actual GAAP results may differ materially from our current expectations. As the most directly comparable GAAP measure would be forward-looking due to the ongoing financial re-audit process and is not currently accessible, reconciling our cash flow from recurring business operations is not currently possible without unreasonable effort and we are unable to predict with a reasonable degree of certainty the exact significance of the unavailable information, which could be material to our re-audited financial results. Cautionary Statement

© comScore, Inc. Proprietary. 4 comScore’s mission is to measure what matters to make audiences, consumer behavior and advertising more valuable for our clients – across all platforms.

© comScore, Inc. Proprietary. 5 How to think about comScore’s business Digital Audience TV & Movies Advertising Media Metrix Video Metrix Mobile Metrix Plan Metrix Local TV National TV Extended TV XMedia Movies Activation vCE Lift CROSS-PLATFORM

© comScore, Inc. Proprietary. 6 Connected Home • Measures in-home device usage for computers, mobile devices, game consoles, Smart TVs, streaming devices, IoT • Key measures include: • Device penetration • Usage frequency • Engagement time • HH demographics • OEM and OS market share • Cross-device activity patterns • Syndicated service with Web-based UI and flexible reporting OTT Intelligence • Measures U.S. household viewing of over-the- top (OTT) content on TV screens • Single-source view of dozens of OTT content providers including Netflix, Amazon, Hulu, YouTube • Key measures include: • HH reach • Audience size • HH demographics • Usage metrics • Syndicated service with Web-based UI and flexible reporting Total Home Panel Products

© comScore, Inc. Proprietary. 7 Distributed Content Measurement New York Times Facebook Instant Articles NBC The Voice YouTube ESPN Flipboard Wall Street Journal Apple News

Content Activation

comScore information allows advertisers to find the right context for any advertising campaign.

Clients choose from powerful segments based on content relevance…

- Hundreds of **granular categories** – such as IAB categories and custom taxonomies – for targeting specificity
- Unique combination of **custom keywords** and categories for more powerful targets
- **Demographics** for age & gender to build targets that are consistent with traditional planning

…while ensuring brand-safe, quality delivery

- Customizable **brand protection** enables advertisers to avoid undesirable topics
- **Viewability** and **IVT** filters help target inventory likely to be valid
- Industry-standard **Media Metrix** and **Video Metrix** rankings
- **Page quality** and **noticeability** targets for clean, professional inventory

comScore
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© comScore, Inc. Proprietary. 9 comScore Viewability • Free viewability measurement across display, video, desktop and mobile • Delivered through self-service UI • Reflects removal of Invalid Traffic – both General and Sophisticated • Base-level viewability reporting for Total Digital across display and video • Same tag and technology leveraged in full vCE offering* • Standard IAB definitions of viewability comScore vCE • Full-service support with dedicated client insights team • Holistic ad and audience delivery validation solution that includes: • Key audience metrics • IVT breakout reporting • Brand safety alerting and blocking • Geographic reporting • Multiple accounts & logins with no impression cap comScore Viewability and comScore vCE *comScore Viewability will use the same tag and technology as MRC-accredited vCE. However, it is not accredited at this time.

© comScore, Inc. Proprietary. 10 Theater Command Center • Used by theaters to manage features, trailers, ads and keys • Automates transfers of content across screens/auditoriums • Builds & runs presentations …. lights, curtains, content! Exhibitor Management System • Used by exhibitors to centrally record, track and report on the critical business details • Bookings, box office, POS feeds • Box office audit & payment processing Theatrical Distribution System • Used by studios and content distributors to book their movies in a theater from planning through collections Movie Solutions continuing to grow • Continued growth in core, global box office business • Enterprise solutions from Hollywood Software acquisition; expected expansion to new geographies in 2017

© comScore, Inc. Proprietary. 11 Television Products • Census-like measurement • Reporting HHs In virtually all populated zip codes • TV Essentials provides national reporting for 250+ Networks • StationView Essentials delivers ratings for all 210 local markets • OnDemand Essentials provides video-on-demand reporting for 50+ cable, telco, and satellite providers across US and Canada STB Data Footprint • 5 Major MVPDs • 52M TV screens • 22M Households • 114M VOD screens As of January 2017

© comScore, Inc. Proprietary. 12 comScore data to be integrated into Open AP

© comScore, Inc. Proprietary. 13 Extended TV™ Private release available now Expanded Charter Program in 2017 Xmedia™ Available Now vCE Cross- Platform™ Initial studies underway The next generation of cross-platform measurement comScore is building next-generation cross-platform measurement tools for planning, buying and evaluation of TV and digital content and advertising Cross-Platform Audience Analysis and Ad Planning Unduplicated audiences across TV, digital video, websites and apps Cross-Platform TV & Video Ratings Unduplicated audiences of TV programming across TV, digital video, OTT Cross-Platform Campaign Measurement Unduplicated audiences and impressions across TV and digital advertising

© comScore, Inc. Proprietary. 14 Timeline of Events Late February 2016 Investigation of accounting issues begins October 13, 2016 Nasdaq Panel hearing: Nasdaq imposed February 23rd 2017 compliance deadline shortly thereafter Mid-November 2016 Investigation concluded February 3, 2017 comScore informed Nasdaq it would not meet February 23rd deadline February 6, 2017 Public announcement that comScore would not meet deadline February 8, 2017 SCOR listing changed from Nasdaq to OTC Markets May 30, 2017 SCOR delisted from Nasdaq Summer 2017 Target to complete audit and regain SEC compliance

Summary Estimated Cash Flow Statement (unaudited)

Summary Estimated Cash Flow Statement * (unaudited)		
($ Millions)	March 31, 2016	March 31, 2017
Cash Flow from Recurring Business Operations	$ 12.5	$ 10.8
Selected Investing, Financing and Non-recurring Items		
Cash from Rentrak merger[1]	$ 59.6	$ -
Cash from sale of Digital Analytix Enterprise (DAx) solution, net[2]	$ 43.0	$ 0.8
Cash used for stock repurchases	$ (27.3)	$ -
Payments for taxes on restricted stock units (RSUs), net of exercises of stock options[3]	$ (14.0)	$ (1.3)
Capital expenditures[4]	$ (4.1)	$ (2.9)
Principal payments on capital leases	$ (4.8)	$ (4.5)
Investigation, re-audit, and legal costs[5]	$ -	$ (12.8)
Integration costs, severance and transition services - Rentrak merger[6]	$ (1.0)	$ (0.9)
Total Selected Investing, Financing and Non-recurring Items	$ 51.4	$ (21.6)
Net Increase/(Decrease) in Cash	$ 63.9	$ (10.8)
Beginning Cash & Marketable Securities Balance	$ 147.0	$ 116.8
Ending Cash & Marketable Securities Balance	$ 210.9	$ 106.0

Amounts represent best estimates and are subject to the "Cautionary Statement" on slide 3 above. Amounts may not foot due to rounding.

Notes:
1. Includes cash and short-term investments from the Company's merger with Rentrak in January 2016
2. 2016 includes proceeds from sale of the DAx business of $45 million, less deal fees of $2 million, The Company also paid $3.4 million, net, in costs relating to severance and working capital payments. 2017 includes fees received for transition services offset with costs related to severance and working capital payments.
3. The Company paid $18 million relating to taxes on RSUs in the first quarter of 2016, offset by proceeds of $4 million from the exercise of stock options in early 2016. The Company paid $1.3 million relating to taxes on RSUs in the first quarter of 2017.
4. Capital expenditures include purchases of equipment, leasehold improvements and furniture.
5. Includes costs relating to the investigation of the Company, which includes all legal costs, costs associated with litigation relating to the Rentrak merger, as well as fees relating to the restatement and re-audit of the Company's financial statements.
6. Integration costs includes expenses associated with migrating Rentrak's systems and processes to comScore. Severance and transition services relate to transitioning and eliminating positions as a result of the Rentrak merger.

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© comScore, Inc. Proprietary. 16 Thank you. Q&A